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EXHIBIT 14


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated September 14, 1999, relating to the financial statements and financial highlights appearing in the July 31, 1999 Annual Report to Shareholders of Scudder Small Company Value Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated December 1, 1999.





PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 16, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report to Shareholders of Scudder Tax Managed Small Company Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated March 1, 2000.





PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000